Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated November 15, 2019, relating to the consolidated financial statements of Huitao Technology Co., Ltd. and Subsidiaries (formerly known as China Advanced Construction Materials Group, Inc.) included in its Annual report on Form 20-F for the fiscal years ended June 30, 2019 and 2018, filed with the Securities and Exchange Commission on November 15, 2019.

/s/ Wei, Wei & Co., LLP

New York, New York

February 24, 2020